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                                                                    EXHIBIT (22)

                 THE LINCOLN ELECTRIC COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     The Company's significant subsidiaries, all of which are included in its consolidated financial statements, are listed in the following table:

                                                                                   CONSOLIDATED
                                                                  COUNTRY OF         PERCENT
                                NAME                            INCORPORATION       OWNERSHIP
     --------------------------------------------------------------------------    ------------
     Lincoln Norweld B.V.                                      The Netherlands          100
       Lincoln Electric (U.K.) Limited                         United Kingdom           100
       Lincoln-Norweld A/S                                     Norway                   100
       Lincoln Electric France S.A.                            France                   100
       Lincoln Smitweld B.V.                                   The Netherlands          100
       Lincoln K.D. S.A.                                       Spain                    100
     Lincoln Electric Company
       (Australia) Proprietary Limited                         Australia                100
     Lincoln Electric Company of
       Canada Limited                                          Canada                    96
     Lincoln Big Three, Inc.                                   United States             51
     Big Three Lincoln Alaska, Inc.                            United States            100
     Lincoln Electric Do Brasil Ltda.                          Brazil                   100

     The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

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